Exhibit 10.12

AMENDMENT NO. 1 TO

CONSULTANT AGREEMENT

THIS AMENDMENT NO. 1 TO CONSULTANT AGREEMENT (this “Amendment”), dated as of October ___, 2021, by and among MAINZ BIOMED B.V. (including upon conversion to a Naamloze Venootschap under Dutch law, the “Company”) and William Caragol (the “Consultant”).

WHEREAS, the Company and Consultant are parties to that certain Consultant Agreement, dated as of July 16, 2021 (the “Consultant Agreement”);

WHEREAS, pursuant to Section 19 of the Consultant Agreement, the parties desire to amend the Consultant Agreement as provided in this Amendment; and

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1. Schedule 4.2 to the Consultant Agreement is hereby amended and replaced in its entirety by the following:

“After a Stock Option Plan has been approved by the Board of Directors and shareholders of the Company \but prior to the IPO, the Company and Consultant shall enter into the Stock Option Agreement attached here to as Exhibit A. Consultant’s equity ownership will be reviewed within 12 months of the IPO for increase, if applicable, to be consistent with industry standards for CFOs of similarly situated companies.”

2. Except as expressly amended and modified by this Amendment, the terms, representations, warranties, covenants and other provisions of the Consultant Agreement are and shall continue to be in full force and effect in accordance with the Consultant Agreement.

3. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

4. This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Consultant Agreement except as expressly provided for in this Amendment. All references in the Amendment to “this Consultant Agreement” or terms such as “herein”, “hereof” or similar terms shall mean the Consultant Agreement as amended by this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Consultant Agreement.

5. The provisions of Section 16 (Governing Law; Jurisdiction and Venue) of the Consultant Agreement shall apply to this Amendment as if written out below.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed, all as of the date first written above.

WILLIAM CARAGOL	MAINZ BIOMED B.V.

William Caragol	Name:
Title:

Name:
Title: